Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 25, 2009, relating to the consolidated financial statements of AVANIR Pharmaceuticals, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of AVANIR Pharmaceuticals, Inc. for the year ended September 30, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ KMJ Corbin & Company LLP
Costa Mesa, California
September 2, 2010